Exhibit 99.1

Carl Eschenbach Takes the Helm as Workday CEO

Official Appointment Follows a Year of Strong Business Momentum, International Expansion, and Leadership Team Growth

PLEASANTON, Calif., Jan. 31, 2024 /PRNewswire/ – Workday, Inc (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced it has officially named Carl Eschenbach CEO effective February 1, 2024. Eschenbach was named co-CEO alongside Aneel Bhusri, Workday’s co-CEO, co-founder, and chair in December of 2022.

Bhusri will remain integral to the organization as co-founder and executive chair of the Workday Board of Directors. He will serve as a strategic advisor to the CEO, collaborating with Eschenbach and the rest of the executive team to develop strategic plans and growth initiatives that align with Workday’s mission, vision, and values. Bhusri will be particularly focused on advising the business on innovation and the future direction of Workday’s applications and technology platform.

“Working alongside Aneel for the last year has been a highlight of my career, and has solidified my belief in the opportunities ahead for Workday,” said Eschenbach. “I’m honored to serve as CEO of this incredible company, and to continue working with our world class leadership team and more than 18,000 Workmates around the globe to build one of the most enduring software businesses of our time.”

“Workday has never been in a stronger position, thanks in large part to the impact Carl has made in his first year,” said Bhusri. “From the start, he has embodied the company’s core set of values and I am confident that he is the right person to help Workday scale and lead us into our next phase of growth.”

Since Eschenbach assumed the co-CEO role in December of 2022, Workday:
•Surpassed 65 million users under contract, and more than 10,000 global customers.
•Counted more than 50% of the Fortune 500, and more than 70% of the top 50 companies in the Fortune 500, among its customer base.
•Saw increased momentum for its EMEA business, reaching over $1 billion in annual recurring revenue (ARR).
•Strengthened its industry businesses, with retail and hospitality joining the company’s financial services industry in surpassing $1 billion in ARR.
•Expanded its leadership bench with a new CFO, CMO, CIO, and a number of other senior executives across the business.
•Hosted its largest annual user conferences in the US and EMEA to-date with nearly 20,000 cumulative attendees and 250,000 digital views.
•Solidified its innovation leadership with a number of industry-leading Workday AI announcements.
•Bolstered its partner ecosystem with new and expanded partnerships with Accenture, ADP, Alight, AWS, and others.
•Was recognized by Comparably Best Places to Work as one of the Best Companies for Women, Best Company Culture, Best Company Diversity, and Best CEOs.

Eschenbach will assume the sole CEO role beginning tomorrow, February 1, 2024, at the start of Workday’s fiscal year 2025.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics are built with artificial intelligence and machine learning at the core to help organizations around the world embrace the future of work. Workday is used by more than 10,000 organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2024 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday's plans, beliefs, and expectations. These forward-looking statements are based only on currently available information and Workday's current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of Workday's control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to, risks described in Workday's filings with the Securities and Exchange Commission (“SEC”), including Workday's Form 10-Q for the fiscal quarter ended October 31, 2023, and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, Workday's website, or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

For further information: Investor Relations: ir@workday.com: Media Inquiries: media@workday.com